SCHEDULE II
INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST
SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
              DATE            SOLD(-)          PRICE(2)

COMMON STOCK-PITTWAY CORP DEL

GAMCO INVESTORS, INC.

           11/11/94           25,000-             *DO

           11/09/94              800-           38.6563

           11/03/94              200-           38.0000

           10/19/94              100            36.5000

           10/13/94              500-           37.5000

           10/07/94              300-           37.2500

           10/03/94              500-           37.5000

            9/29/94              100            36.5000

            9/29/94              100-           36.5000

            9/28/94              100-           36.5000

            9/27/94              100-           36.5000

            9/22/94              400-           37.0000

            9/21/94              100-           37.0000

GAMCO INVESTORS, INC.

           10/04/94              200-           37.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.